                                                         EX-99.B(b)invbylaw

                Waddell & Reed InvestEd Portfolios, Inc.

                         A Maryland Corporation

                                 BY-LAWS

                            Table of Contents

ARTICLE I      NAME OF CORPORATION, LOCATION OF
                   OFFICES AND SEAL

              1.01   Name
              1.02   Principal offices
              1.03   Seal

ARTICLE II     SHAREHOLDERS

              2.01   Annual Meetings
              2.02   Special Meetings
              2.03   Place of Meetings
              2.04   Notice of Meetings
              2.05   Voting - In General
              2.06   Shareholders Entitled to Vote
              2.07   Voting - Proxies
              2.08   Concerning Validity of Proxies, Ballots,
                       Etc.
              2.09   Organization
              2.10   Quorum
              2.11   Absence of Quorum
              2.12   Stock Ledger and List of Shareholders
              2.13   Action Without Meeting

ARTICLE III    BOARD OF DIRECTORS

              3.01   Number and Term of Office
              3.02   Election of Directors
              3.03   Removal of Directors
              3.04   Vacancies and Newly Created
                       Directorships
              3.05   General Powers
              3.06   Power to Issue and Sell Stock
              3.07   Power to Declare Dividends and/or
                       Distributions
              3.08   Annual and Regular Meetings
              3.09   Special Meetings
              3.10   Notice
              3.11   Waiver of Notice
              3.12   Quorum and Voting
              3.13   Compensation
              3.14   Action Without a Meeting

ARTICLE IV     EXECUTIVE COMMITTEE AND OTHER COMMITTEES

              4.01   How Constituted
              4.02   Powers of the Executive Committee
              4.03   Proceedings, Quorum and Manner of
                       Acting
              4.04   Other Committees

ARTICLE V      OFFICERS

              5.01   General
              5.02   Election, Term of Office and
                       Qualifications
              5.03   Resignation
              5.04   Removal
              5.05   Vacancies and Newly Created Offices
              5.06   Powers
              5.07   Subordinate Officers
              5.08   Remuneration
              5.09   Surety Bonds

ARTICLE VI     EXECUTION OF INSTRUMENTS, VOTING OF
                SECURITIES

              6.01   General
              6.02   Checks, Notes, Drafts, Etc.
              6.03   Voting of Securities

ARTICLE VII    CAPITAL STOCK

              7.01   Share Certificates
              7.02   Transfer of Capital Stock
              7.03   Transfer Regulations
              7.04   Fixing of Record Date
              7.05   Lost, Stolen or Destroyed Certificates

ARTICLE VIII   INDEMNIFICATION AND INSURANCE

              8.01   Indemnification of Officers,
                       Directors, Employees and Agents
              8.02   Insurance of Officers, Directors,
                       Employees and Agents
              8.03   Non-exclusivity
              8.04   Amendment

ARTICLE IX     MISCELLANEOUS

              9.01   Fiscal Year
              9.02   Books and Records
              9.03   Waiver of Notice

ARTICLE X      AMENDMENTS

              10.01  General

                                ARTICLE I
                NAME OF CORPORATION, LOCATION OF OFFICES
                                AND SEAL

       Section 1.01. Name:  The name of the Corporation is Waddell & Reed
InvestEd Portfolios, Inc.

       Section 1.02. Principal Offices:  The principal office of the
Corporation in the State of Maryland shall be located in the City of
Baltimore. The Corporation may establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

       Section 1.03. Seal:  The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland."  The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                ARTICLE II
                              SHAREHOLDERS

       Section 2.01. Annual Meetings:  There shall be no shareholders'
meetings for the election of directors and the transaction of other proper business except as required by law or as hereinafter provided.

       Section 2.02. Special Meetings:  Special meetings of the
shareholders may be called at any time by the chairman of the board, the president or by a majority of the Board of Directors. Special meetings of the shareholders shall be called by the secretary upon the written request of the holders of shares entitled to vote not less than 25% of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the shareholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such shareholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months.

      Section 2.03. Place of Meetings:  All shareholders' meetings shall be held at such place within the United States as designated by the Board of Directors in each notice or waiver of notice of the meeting, and the
Corporation may keep the books of the Corporation at any other place within the United States as the Board of Directors may from time to time determine.

      Section 2.04. Notice of Meetings:  The secretary or an assistant secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than ten nor more than ninety days before the date of the meeting, to each shareholder entitled to vote at such meeting, at his or her address as it appears on the records of the
Corporation at the time of such mailing. Notice shall be deemed given when deposited in the U.S. mail addressed to the shareholders as aforesaid.
Notice of any shareholders' meeting need not be given to any shareholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting. Irregularity in the notice of any meetings to, or the non-receipt of notice by, any of the shareholders shall not invalidate any action otherwise by or at any such meeting.

      Section 2.05. Voting - In General:  At every shareholders' meeting each shareholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such shareholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these
Bylaws or as required by provisions of the Investment Company Act of 1940, as amended from time to time ("1940 Act"), all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

      Section 2.06. Shareholders Entitled to Vote:  If, pursuant to
Section 8.05 hereof, a record date has been fixed for the determination of shareholders entitled to notice of or to vote at any shareholders' meeting, each shareholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock standing in his or her name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of shareholders, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be (a) at the close of business (i) on the day ten days before the day on which notice of the meeting is mailed or (ii) on the day 90 days before the meeting, whichever is the closer date to the meeting; or, (b) if notice is waived by all shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

      Section 2.07. Voting - Proxies:  At all meetings of the
shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such shareholder, or his duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Directors or one or more executive officers of the Corporation. No proxy which is dated or, if otherwise provided as permitted by these Bylaws and applicable Maryland law, provided more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name or, if otherwise provided as permitted by these Bylaws and applicable Maryland law, provide a longer period for which it is to remain in force.

      Section 2.08. Concerning Validity of Proxies, Ballots, Etc.:  At
every meeting of the shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.

     At any election of directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such inspector.

     The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of all the shares entitled to vote on such election or matter.

     Section 2.09. Organization:  At every meeting of shareholders, the president, or in his or her absence, a vice-president, or in the absence of any of the foregoing officers, a chairman chosen by majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The secretary, or in his or her absence, an assistant secretary, shall act as secretary at all meetings of shareholders.

      Section 2.10. Quorum:  Except as otherwise provided in the Articles of Incorporation, the presence at any shareholders' meeting, in person or by proxy, of shareholders entitled to cast one third of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

      Section 2.11. Absence of Quorum:  In the absence of a quorum, the holders of a majority of the shares present at the meeting in person or by proxy, or, if no shareholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as secretary of such meeting, may adjourn the meeting without determining the date of the new meeting or, from time to time, without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

      Section 2.12. Stock Ledger and List of Shareholders:  It shall be the duty of the assistant secretary of the Corporation or such other person or entity named by the Board of Directors to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

      Section 2.13. Action Without Meeting:  Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                ARTICLE III
                           BOARD OF DIRECTORS

      Section 3.01. Number and Term of Office:  The Board of Directors
shall consist of fourteen directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors;
provided that the number of directors shall not be less than three nor more than seventeen; and further provided that if there is no stock outstanding the number of directors may be less than three but not less than one, and if there is stock outstanding and so long as there are less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Each director (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

      Section 3.02. Election of Directors:  Initially the director or directors of the Corporation shall be that person or those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section 3.04 and 3.05 hereof, the directors shall be elected by the shareholders as required by the General Corporation Law of the State of
Maryland, the 1940 Act and other governing laws. A plurality of all the votes cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a director.

      Section 3.03. Removal of Directors:  At any shareholders' meeting duly called, provided a quorum is present, any director may be removed
(either with or without cause) by the vote of the holders of a majority of the shares represented at the meeting, and at the same meeting a duly qualified person may be elected in his or her stead by a majority of the votes validly cast.

      Section 3.04. Vacancies and Newly Created Directorships: If any
vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire Board of Directors, provided that in either case immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first shareholders' meeting, less than a majority of the directors of the Corporation holding office at that time were so elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

      Section 3.05. General Powers:

     (a)  The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the shareholders of the Corporation by statute, by the Articles of Incorporation, or by these Bylaws.

     (b)  All acts done by any meeting of the directors or by any person acting as a director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

      Section 3.06. Power to Issue and Sell Stock:  The Board of Directors
may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the Board of Directors shall deem advisable, subject to the provisions of Article Sixth of the Articles of Incorporation.

      Section 3.07. Power to Declare Dividends and/or Distributions:

     (a)  The Board of Directors, from time to time as it may deem advisable, may declare and pay dividends and/or distributions in shares of the Corporation, cash or other property of the Corporation, as determined by resolution of the Board of Directors out of any source available for dividends and/or distributions, to the shareholders according to their respective rights and interests in accordance with the provisions of the
Articles of Incorporation.

    (b)  The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

    (i)  the Corporation's accumulated undistributed net income
         (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

    (ii) the Corporation's net income so determined for the current or preceding fiscal year. Such statement shall adequately disclose the source or sources of such payment and the basis of
         calculation, and shall be in such form as the Securities and
         Exchange Commission may prescribe.

      Section 3.08. Annual and Regular Meetings:  The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held at such time and place as the Board may determine.
The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Except as otherwise provided under the 1940 Act, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

      Section 3.9. Special Meetings:  Special meetings of the Board of
Directors shall be held whenever called by the chairman of the board, the president or by any two directors, at the time and place within or outside the State of Maryland specified in the respective notices or waivers of notice of such meetings.

      Section 3.10. Notice:  Except as otherwise provided, notice of any special meeting shall be given by the secretary to each director, by mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Corporation or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least two days before the meeting, or by delivering such notice to him or her at least two days before the meeting, or by sending such notice by facsimile transmission to him or her at least two days before the meeting, or by sending to him or her at least 24 hours before the meeting, by prepaid telegram, addressed to him or her at his or her said registered address, if any, or if he or she has no such registered address, at his or her last known address, notice of such meeting.

      Section 3.11. Waiver of Notice:  No notice of any meeting need be given to any director who attends such meeting in person or to any director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

      Section 3.12. Quorum and Voting:  At all meetings of the Board of
Directors the presence of a majority or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two directors except when there is no stock outstanding, at which time the initial director will constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these Bylaws.

      Section 3.13. Compensation:  Each director may receive such remuneration for his or her services as shall be fixed from time to time by resolution of the Board of Directors.

      Section 3.14. Action Without a Meeting:  Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto are signed by all members of the Board and such written consents are filed with the records of the meetings of the Board.

                                ARTICLE IV
                EXECUTIVE COMMITTEE AND OTHER COMMITTEES

      Section 4.01. How Constituted:  By resolution adopted by the Board of Directors, the Board may designate an executive committee, consisting of not less than two directors.

      Section 4.02. Powers of the Executive Committee:  Except as further limited by the Board of Directors, when the Board of Directors is not in session the executive committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the
Corporation that may lawfully be exercised by an executive committee, except the power to declare a dividend, to authorize the issuance of stock, to recommend to shareholders any matter requiring shareholders' approval, to amend the Bylaws, or to approve any merger or share exchange which does not require shareholder approval.

      Section 4.03. Proceedings, Quorum and Manner of Acting:  In the
absence of an appropriate resolution of the Board of Directors, the executive committee and any committee appointed under Section 4.04 may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of
Directors to act in the place of such absent member. All action by any committee shall be reported to the Board of Directors at its next meeting following such action.

      Section 4.04. Other Committees:  The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of
Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

                                 ARTICLE V
                                OFFICERS

      Section 5.01. General:  The officers of the Corporation shall be a president, one or more vice-presidents, a secretary and a treasurer. The
Board of Directors may elect, but shall not be required to elect, a chairman of the board and a comptroller.

   Section 5.02. Election, Term of Office and Qualifications:  The
officers of the Corporation (except those appointed pursuant to Section
5.07 hereof) shall be chosen by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as provided in
Sections 5.03, 5.04 and 5.05 hereof, each officer chosen by the Board of
Directors shall hold office until the next annual meeting of the Board of
Directors and until his or her successor shall have been chosen and qualified. The chairman of the board and the president shall be chosen from among the directors of the Corporation and may each hold such office only so long as he or she continues to be a director. No other officer need be a director. Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president, the secretary may not hold the office of assistant secretary, and the treasurer may not hold the office of assistant treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.

   Section 5.03. Resignation:  Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the chairman of the board, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 5.04. Removal:  Any officer may be removed from office with or without cause by the vote of a majority of the Board of Directors given at the regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.07 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the
Board of Directors.

      Section 5.05. Vacancies and Newly Created Offices:  If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of
Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.07 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

      Section 5.06. Powers:  The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be assigned to them from time to time by the Board of Directors or the executive committee.

      Section 5.07. Subordinate Officers:  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, including one or more assistant treasurers and one or more assistant secretaries, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of
Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

      Section 5.08. Remuneration:  The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any officers or agents.

      Section 5.09. Surety Bonds:  The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation
in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                ARTICLE VI
             EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

      Section 6.01. General:  Subject to the provisions of Sections 5.07,
7.02 and 8.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the
Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

      Section 6.02. Checks, Notes, Drafts, Etc.:  So long as the
Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Directors.

      Section 6.03. Voting of Securities:  Unless otherwise ordered by the
Board of Directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of shareholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise
(in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

                                ARTICLE VII
                              CAPITAL STOCK

      Section 7.01. Share Certificates:  Certificates for shares of the capital stock of the Corporation shall not be issued unless otherwise determined pursuant to a resolution of the Board of Directors. If issued, certificates shall be in such form as the Board of Directors shall approve and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him or her and shall be signed by, or in the name of the Corporation by, the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the
Corporation; provided, however, that where any certificate is signed by a transfer agent or assistant transfer agent or by a transfer clerk acting on behalf of the Corporation, the signature of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile, printed or engraved. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 7.02. Transfer of Capital Stock:

     (a)  Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the
Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or
(ii) as otherwise prescribed by the Board of Directors, with such proof of authenticity.

     (b)  The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

   Section 7.03. Transfer Regulations:  Except as provided in the
Articles of Incorporation and Section 7.02, the shares of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of the
Corporation.

      Section 7.04. Fixing of Record Date:  The Board of Directors may fix
in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any shareholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than 90 nor less than 10 days prior to the date on which the particular action requiring such determination of shareholders of record will be taken.

      Section 7.05. Lost, Stolen or Destroyed Certificates:  Before
issuing a new certificate for shares of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative)
to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                               ARTICLE VIII
                      INDEMNIFICATION AND INSURANCE

      Section 8.01. Indemnification of Officers, Directors, Employees and
Agents:  The Corporation shall indemnify and advance expenses to its present and past directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or enterprise, to the full extent provided and allowed by Section 2-418 of the Annotated Corporations and Associations
Code of Maryland concerning corporations, as amended from time to time or any other applicable provisions of law. Notwithstanding anything herein to the contrary, no director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of Section
17(h) and (i) of the Investment Company Act of 1940, as amended.

      Section 8.02. Insurance of Officers, Directors, Employees and
Agents:  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

      Section 8.03. Non-exclusivity:  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the
Articles of Incorporation, these Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      Section 8.04. Amendment:  No amendment, alteration or repeal of this
Article, or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Article, shall adversely affect any right or protection of any person under this
Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

                                ARTICLE IX
                              MISCELLANEOUS

      Section 9.01. Fiscal Year:  The fiscal year of the Corporation shall end on such date as the Board of Directors may by resolution specify, and the Board of Directors may by resolution change such date for future fiscal years at any time and from time to time.

     (a)  The books and records of the Corporation may be kept outside the
State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.

     (b)  The Board of Directors shall, subject to the laws of Maryland, have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Maryland, unless and until authorized so to do by resolution of the Board of Directors or of the shareholders.

       Section 9.03. Waiver of Notice:  Whenever any notice whatever is required to be given by these Bylaws or the Articles of Incorporation or the laws of the State of Maryland, a waiver thereof in writing, or by facsimile transmission, telegraph, cable, radio or wireless by the person or persons entitled to said notice, whether before or after the time stated
therein, shall be deemed equivalent thereto.

                                 ARTICLE X
                                AMENDMENTS

       Section 10.01. General:   All Bylaws of the Corporation,
whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by the affirmative vote of a majority of either:

     (a)  the holders of record of the outstanding shares of stock of the
Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or

     (b)  the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw.

                               END OF BYLAWS